                                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE
                                                     Contact: Walter M. Pressey
                                                              President and CFO
                                              Boston Private Financial Holdings
                                                                 (617) 912-1921
                                                          www.bostonprivate.com
                                                          ---------------------

                                                        Peter A. Morrissey, Jr.
                                                            Morrissey & Company
                                                                 (617) 523-4141

================================================================================

                    BOSTON PRIVATE REPORTS QUARTERLY EARNINGS

                 FINANCIAL PERFORMANCE VALIDATES BUSINESS MODEL

================================================================================

BOSTON, MA, JULY 15, 2002 - Boston Private Financial Holdings, Inc. (NASDAQ:
BPFH) today announced strong earnings for the second quarter of 2002. BPFH's financial performance reflects its continued growth and the positive impact of this national wealth management company's strategic diversification strategy. The Company also announced its eleventh consecutive cash dividend to shareholders.

FINANCIAL RESULTS

For the three months ended June 30, 2002, Boston Private is reporting earnings per share of $0.27 on a fully diluted basis, compared to $0.22 for the comparable period last year, a 23% increase. For the first six months of 2002, the Company has earned $0.52 per share compared to $0.45 a year ago. First-half net income in 2002 was $12 million on revenues of $57 million. Assets under management at June 30th were $6.5 billion, down slightly from the March 31st level of $6.8 billion, but essentially flat compared to December 31, 2001. The Company's consolidated private banking balance sheet grew during the period ending June 30, 2002, to $1.7 billion, up $122 million from March 31st.

Timothy L. Vaill, Chairman and Chief Executive Officer, said, "In light of the considerable uncertainties faced in the economy and the financial markets in the first half of 2002, we are pleased with our earnings performance this quarter and for the year to date. Diversification of our product lines, our investment styles and our geographic markets is at the core of our business plan and this diversification, as in years past, has contributed to our growth achievements during this period. With undulating stock markets impacting asset management values, private banking revenues and financial planning fees have made a significant contribution to our results. But I am pleased that we have held our own in the asset management business due primarily to new business growth and our reputation for exceptional client service," he continued. "Our determined focus on our business plan is steadfast and ongoing," Mr. Vaill concluded.

Financial planning fees for the first half were up 32% over 2001, to $3 million, reflecting continued success of the family office services offered by RINET Company, Boston Private's Boston-based financial planning firm. In addition, private banking total deposits and loan volumes increased during the second quarter resulting in record levels on June 30th of $1.3 billion and $1.2 billion, respectively. Both Boston Private Bank, based in New England, and Borel Private Bank, based in Northern California, reduced their cost of funds resulting in an increased consolidated net interest margin of 4.30%, compared to 4.17% at this point one year ago. According to Walter M. Pressey, Boston Private's President and Chief Financial Officer, "Our business model, which calls for balanced diversification, has been the basis of our seven year growth in revenues and profits. In the second quarter, the strength of our financial planning and private banking businesses more than offset reduced growth in fee income resulting from lower equity markets," according to Mr. Pressey. "In addition," he added, "the performance of our loan portfolio has been excellent and our non-performing loan ratio continues to be below national averages." The Company reported that the ratio of non-performing loans to total loans was 7 basis points on June 30, 2002, an improvement compared to 13 basis points reported March 31, 2002 and 11 basis points on June 30, 2001.

The return on average equity increased in the second quarter to 16.85% compared to the first quarter level of 16.16%. Stockholders' equity totaled $153 million at June 30, 2002, and the ratio of stockholders' equity to total assets held steady from year-end at 9.0%.

The Company commented specifically on other strategic growth and synergies within the Boston Private enterprise. "Thus far 2002 has been an excellent year for many of our operating companies as demonstrated by their individual growth rates," said Mr. Pressey. "In particular, both RINET Company and Boston Private Bank have outpaced their 15% growth targets. New business in both companies has been exceptionally strong." Mr. Pressey continued, "There have also been some excellent developments within our network both regionally and nationally. For example, our Northern California region is launching a managed trust product whereby the investments will be the responsibility of Sand Hill Advisors while Borel Private Bank will be the fiduciary. In addition, Borel will be opening a private banking office in Palo Alto this fall to expand its reach on the Peninsula and to leverage the relationship with Sand Hill Advisors. Nationally, Boston Private Bank will be providing residential mortgage processing for Borel, and is supporting the California bank's successful venture capital marketing and deposit sales efforts. Finally, within New England, Boston Private Bank is now providing private banking services for clients of all other regional affiliates. Thus we think that the opportunities for our companies to work together are broad and dynamic."

DIVIDEND PAYMENTS CONTINUE

Concurrent with the release of the second quarter 2002 earnings, the Board of Directors of Boston Private Financial Holdings also announced the declaration of a cash dividend to shareholders of $0.04 per share. The dividend record date is August 1, 2002, and the payment date is August 15, 2002.

CONFERENCE CALL

Management also announced that it would hold a quarterly conference call to review the Company's financial performance, business and prospects on Tuesday, July 16th at 1:00 PM. Interested parties may join the call by dialing 1-800-451-7724. The password required is "Boston". The call will be simultaneously web cast and may be accessed on the Internet by linking through, WWW.BOSTONPRIVATE.COM, WWW.PRNEWSWIRE.COM , or Yahoo! Finance.

GENERAL CORPORATE INFORMATION

BOSTON PRIVATE FINANCIAL HOLDINGS offers a full range of financial planning, investment management, and private banking services to its domestic and international clientele through its six operating companies in two geographical regions of the United States. Established in 1987 and headquartered in Boston, MA, Boston Private manages approximately $6.5 billion in assets under management and has private banking assets of approximately $1.7 billion. It is a member of the Standard & Poor's 600 Index and is included on the NASDAQ Financial-100 Index. The ticker symbol is BPFH. The following is a brief profile of Boston Private's operations by region:

NEW ENGLAND REGION

BOSTON PRIVATE BANK & TRUST COMPANY specializes in providing private banking and investment services to individuals, their families and businesses. It has an investment management emphasis on mid to large cap equity and actively managed fixed income portfolios. It also offers commercial and residential lending services. Boston Private Bank & Trust Company also offers a First Time Homebuyer Program and "soft second" mortgage financing. Under its Accessible Banking Program, the Bank is an active provider of real estate financing for affordable housing, economic development and small businesses.

WESTFIELD CAPITAL MANAGEMENT, whose clients consist of high net worth individuals, corporate pension funds, endowments and foundations, specializes in separately managed growth equity portfolios. Westfield also acts as the investment manager of seven limited partnerships. Its investment services include a particular focus on identifying and managing small and mid cap equity positions as well as balanced growth accounts.

RINET COMPANY provides fee-only financial planning, tax planning and investment management services to high net worth individuals and their families. Its capabilities include tax planning and preparation, asset allocation, estate planning, charitable planning, planning for employment benefits, including 401(k) plans, alternative investment analysis and mutual fund investing.

BOSTON PRIVATE VALUE INVESTORS manages equity and fixed income accounts for high net worth clients and selected institutions primarily in New England and the Northeast. The firm is a large cap value-style investor with its headquarters in Concord, NH and an office at 10 Post Office Square in Boston, MA.

NORTHERN CALIFORNIA REGION

BOREL PRIVATE BANK & TRUST COMPANY serves the financial needs of individuals, their families and their businesses in Northern California. Borel conducts a commercial banking business, which includes accepting demand, savings and time deposits and making commercial, real estate and consumer loans. Borel offers various savings plans as well as other customary banking services and facilities. Additionally, Borel offers trust services and provides a variety of other fiduciary services including management, advisory and administrative services to individuals.

SAND HILL ADVISORS manages equity and fixed income accounts for high net worth clients and selected institutions primarily in California. In addition to separately managed relationships, Sand Hill manages a no-load mutual fund and uses its expertise to plan and execute diversification programs for concentrated stock positions.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING ,AS WELL AS STATEMENTS REGARDING STRATEGIC GROWTH AND SYNERGIES, GROWTH RATES, STRENGTH OF THE COMPANY'S BUSINESSES, DEVELOPMENTS IN THE COMPANY NETWORKS, OPENING OF NEW OFFICES, WITHOUT LIMITATION, SUCH STATEMENTS AS MAY BE IDENTIFIED BY WORDS SUCH AS "BELIEVES," "WILL," "EXPECTS," "DEVELOPMENTS," "STRATEGIC," "LAUNCHING," "OPPORTUNITIES," "ANTICIPATES," "ESTIMATES," "INTENDS," "PLANS," "TARGETS" AND SIMILAR EXPRESSIONS. THESE STATEMENTS ARE BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF BOSTON PRIVATE'S MANAGEMENT AND ARE SUBJECT TO SIGNIFICANT RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS.

THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS: (1) THE EXPECTED BENEFITS TO BOSTON PRIVATE'S WEALTH MANAGEMENT INITIATIVES, STRATEGIC GROWTH AND SYNERGIES MAY NOT BE REALIZED OR MAY BE REALIZED MORE SLOWLY THAN EXPECTED;( 2) ENACTMENT OF ADVERSE GOVERNMENT REGULATION; (3) COMPETITIVE PRESSURES AMONG DEPOSITORY AND OTHER FINANCIAL INSTITUTIONS MAY INCREASE SIGNIFICANTLY AND HAVE AN EFFECT ON PRICING, SPENDING, THIRD-PARTY RELATIONSHIPS AND REVENUES; (4) THE STRENGTH OF THE UNITED STATES ECONOMY IN GENERAL AND SPECIFICALLY THE STRENGTH OF THE NEW ENGLAND, CALIFORNIA AND OTHER ECONOMIES IN WHICH BOSTON PRIVATE OPERATES OR WILL BE OPERATING MAY BE DIFFERENT THAN EXPECTED RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN OVERALL CREDIT QUALITY AND BORROWERS' ABILITY TO SERVICE AND REPAY LOANS, OR A REDUCED DEMAND FOR CREDIT, INCLUDING THE RESULTANT EFFECT ON THE COMBINED COMPANY'S LOAN PORTFOLIO, LEVELS OF CHARGE-OFFS AND NON-PERFORMING LOANS AND ALLOWANCE FOR LOAN LOSSES, AND REDUCED DEMAND FOR WEALTH MANAGEMENT SERVICES; AND (5) CHANGES IN THE INTEREST RATE ENVIRONMENT MAY REDUCE INTEREST MARGINS AND ADVERSELY IMPACT NET INTEREST INCOME; (6) ADVERSE CONDITIONS IN THE STOCK MARKET, THE PUBLIC DEBT MARKET AND OTHER CAPITAL MARKETS AND THE IMPACT OF SUCH CONDITIONS ON BOSTON PRIVATE'S ASSET MANAGEMENT ACTIVITIES AND FEES FROM SUCH ACTIVITIES; AND (7) CHANGES IN ASSUMPTIONS USED IN MAKING SUCH FORWARD-LOOKING STATEMENTS. ADDITIONAL FACTORS THAT COULD CAUSE BOSTON PRIVATE'S RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN BOSTON PRIVATE'S OTHER PRESS RELEASES AND ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, CURRENT REPORTS ON FORM 8-K AND OTHER FILINGS SUBMITTED TO THE SECURITIES

AND EXCHANGE COMMISSION. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO BOSTON PRIVATE OR ANY PERSON ACTING ON THEIR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS REFERENCED ABOVE. BOSTON PRIVATE DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT TO REFLECT CIRCUMSTANCES OR EVENTS THAT OCCUR AFTER THE DATE THE FORWARD-LOOKING STATEMENTS ARE MADE.

                         BOSTON PRIVATE HOLDINGS, INC.
                            SELECTED FINANCIAL DATA
                                  (UNAUDITED)

(Dollars In Thousands, Except Per Share Data)

                                                 JUNE 30,       JUNE 30,                  DECEMBER 31,
                                                   2002           2001       % CHANGE        2001        % CHANGE
                                                 --------       --------     --------     ------------   --------
FINANCIAL DATA:

Total Balance Sheet Assets                      $1,699,603      $1,479,611     14.9%       $1,509,479       12.6%
Stockholders' Equity                               153,479         139,032     10.4%          139,631        9.9%
Investment Securities                              270,355         355,197    (23.9%)         291,191       (7.2%)
Commercial Loans                                   595,333         498,240     19.5%          538,144       10.6%
Residential Mortgage Loans                         565,481         413,341     36.8%          487,267       16.1%
Home Equity and Other Loans                         81,572          76,858      6.1%           79,678        2.4%
Total Loans                                      1,242,386         988,439     25.7%        1,105,089       12.4%
Allowance for Loan Losses                           15,732          12,862     22.3%           14,521        8.3%
Nonperforming Loans                                    866           1,086    (20.3%)             904       (4.2%)

Other Real Estate Owned                                  -               -       NA                 -         NA
Nonperforming Assets                                   866           1,086    (20.3%)             904       (4.2%)
Deposits                                         1,326,689       1,148,931     15.5%        1,145,329       15.8%
Borrowings                                         188,361         161,280     16.8%          190,978       (1.4%)

Book Value Per Share                                 $6.85           $6.28      9.1%            56.28        9.2%
Market Price Per Share                              $24.74          $22.40     10.4%           522.07       12.1%


ASSETS UNDER MANAGEMENT:

Westfield Capital Management                    $2,861,000      $2,893,000     (1.1%)      $2,751,000        4.0%
Boston Private Bank & Trust                      1,506,000       1,524,000     (1.2%)       1,518,000       (0.8%)
Sand Hill Advisors - Regular Accounts              494,000         570,000    (13.3%)         550,000      (10.2%)
Sand Hill Advisors - Concentrated
  Stock Portfolios                                  38,000         214,000    (82.2%)         129,000      (70.5%)
Boston Private Value Investors                     522,000         515,000      1.4%          493,000        5.9%
RINET Company                                      587,000         511,000     14.9%          568,000        3.3%
Borel Bank & Trust Company                         496,000         501,000     (1.0%)         520,000       (4.6%)
   Total Assets Under Management                $6,504,000      $6,728,000     (3.3%)      $6,529,000       (0.4%)

FINANCIAL RATIOS:

Stockholders' Equity/Total Assets                     9.03%           9.40%    (3.9%)           9.25%       (2.4%)
Nonperforming Loans/Total Loans                       0.07%           0.11%   (36.4%)           0.08%      (12.5%)
Allowance for Loan Losses/Total Loans                 1.27%           1.30%    (2.3%)           1.31%       (3.1%)
Nonperforming Assets/Total Assets                     0.05%           0.07%   (28.6%)           0.06%      (16.7%)


                                                              THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                              JUNE 30,   JUNE 30,                JUNE 30,    JUNE 30,
                                                                 2002     2001        % CHANGE    2002        2001       % CHANGE
                                                              -------------------     --------   --------------------    ---------
OPERATING RESULTS:

Net Interest Income                                           $ 15,903   $ 13,208         20.4%  $ 31,102    $ 26,197       18.7%
                                                             ---------   --------       ------   --------    --------     ------
Investment Management Fees - Westfield Capital Management        4,874      4,761          2.4%     9,756       9,061        7.7%
Investment Management Fees - Boston Private Bank & Trust         2,331      2,257          3.3%     4,663       4,723       (1.3%)
Investment Management Fees - Sand Hill Advisors                  1,104      1,138         (3.0%)    2,237       2,402       (6.9%)
Investment Management Fees - Boston Private Value Investors        950        966         (1.7%)    1,889       1,997       (5.4%)
Investment Management Fees - Borel Bank & Trust Company            606        536         13.1%     1,214       1,117        8.7%
                                                             ---------   --------       ------   --------    --------     ------
     Total Investment Management Fees                            9,865      9,658          2.1%    19,759      19,300        2.4%
Financial Planning Fees                                          1,571      1,146         37.1%     3,046       2,306       32.1%

Equity in Earnings of Partnerships                                  --        (26)      (100.0%)      (18)       (112)     (83.9%)

Gain on Sale of Loans                                              610        151        304.0%       881         335      163.0%

Gain on Sale of Investments                                        147        670        (78.1%)      563       1,160      (51.5%)

Cash Administration Fees                                           193        489        (60.5%)      414         573      (27.7%)
Other Fees                                                         722        609         18.6%     1,518       1,100       38.0%
                                                             ---------   --------       ------   --------    --------     ------
     Total Fees                                                 13,108     12,697          3.2%    26,163      24,662        6.1%
                                                             ---------   --------       ------   --------    --------     ------
Total Revenue                                                   29,011     25,905         12.0%    57,265      50,859       12.6%

Loan Loss Provision                                                555        690        (19.6%)    1,235       1,330       (7.1%)

Salaries and Benefits                                           12,793     10,955         16.8%    25,603      22,091       15.9%
Occupancy and Equipment                                          2,785      1,939         43.6%     5,209       3,723       39.9%
Professional Services                                              898      1,064        (15.6%)    1,627       2,018      (19.4%)
Marketing and Business Development                                 956      1,179        (18.9%)    1,825       1,814        0.6%
Contract Services and Processing                                   400        594        (32.7%)      866         958       (9.6%)
Amortization of Goodwill and Intangibles                             5        345        (98.6%)        9         689      (98.7%)
Other                                                            1,263      1,335         (5.4%)    3,057       2,664       14.8%
                                                             ---------   --------       ------   --------    --------     ------
Operating Expense                                               19,100     17,411          9.7%    38,196      33,957       12.5%
Merger Expense                                                      --         12       (100.0%)       --         139     (100.0%)
                                                             ---------   --------       ------   --------    --------     ------
Income before Taxes                                              9,356      7,792         20.1%    17,834      15,433       15.6%
Income Tax Expense                                               3,072      2,625         17.0%     5,767       5,145       12.1%
                                                             ---------   --------       ------   --------    --------     ------
Net Income                                                    $  6,284   $  5,167         21.6%  $ 12,067    $ 10,288       17.3%
                                                             ---------   --------       ------   --------    --------     ------

                         BOSTON PRIVATE HOLDINGS, INC.
                            SELECTED FINANCIAL DATA
                                  (UNAUDITED)


                                                   THREE MONTHS ENDED                            SIX MONTHS ENDED
                                                   JUNE 30,     JUNE 30,                   JUNE 30,         JUNE 30,
                                                     2002         2001      % CHANGE         2002             2001       % CHANGE
                                                ----------     ----------   --------     ----------        ----------    --------
Basic Earnings Per  Share                            $0.28          $0.23     21.7%           $0.54             $0.47      15.7%

Diluted Earnings Per  Share                          $0.27          $0.22     22.7%           $0.52             $0.45      16.1%


Average Common Shares Outstanding               22,376,940     22,099,531      1.3%      22,342,268        22,052,045       1.3%
                                                ==========     ==========     ====       ==========        ==========      ====
Average Diluted Shares Outstanding              23,516,722     23,045,479      2.0%      23,426,970        22,968,915       2.0%
                                                ==========     ==========     ====       ==========        ==========      ====
OPERATING RATIOS:

Return on Average Equity                             16.85%         15.07%    11.8%           16.49%            15.19%      8.6%
Return on Average Assets                              1.56%          1.47%     6.1%            1.53%             1.49%      2.7%
Net Interest Margin                                   4.30%          4.17%     3.1%            4.31%             4.21%      2.4%
Total Fees and Other Income/Total Revenue            45.18%         49.01%    (7.8%)          45.69%            48.49%     (5.8%)
Efficiency Ratio                                     65.84%         67.26%    (2.1%)          66.70%            67.04%     (0.5%)


                                                   THREE MONTHS ENDED                        THREE MONTHS ENDED
                                                 JUNE 30,        JUNE 30,                  JUNE 30,      JUNE 30,
                                                   2002            2001       % CHANGE       2002          2001       % CHANGE
                                              --------------------------      ---------  --------------------------   ---------
AVERAGE BALANCE SHEET:

Interest Bearing Cash                               $116        $10,758         (98.9%)        $126         $7,886      (98.4%)

Federal Funds Sold                                29,028         52,319         (44.5%)      28,260         81,418      (65.3%)

Money Market Investments                          45,489         85,073         (46.5%)      53,451         60,921      (12.3%)
U.S. Treasuries and Agencies                     114,771         98,402          16.6%      111,307        100,913       10.3%
Municipal Securities                             101,349        104,378          (2.9%)     100,490        102,344       (1.8%)

Corporate Bonds                                   17,551         11,723          49.7%       20,789         11,875       75.1%

Mortgage-Backed Securities                         1,858          2,927         (36.5%)       1,997          3,049      (34.5%)
FHLB Stock                                         7,154          5,484          30.5%        7,049          5,297       33.1%
Commercial Loans                                 570,175        478,235          19.2%      551,324        468,344       17.7%
Residential Loans                                544,806        389,346          39.9%      523,597        371,184       41.1%
Home Equity and Other Consumer Loans              76,401         72,783           5.0%       77,555         72,030        7.7%
                                              ----------     ----------         -----    ----------     ----------      -----
  Total Earning Assets                         1,508,698      1,311,428          15.0%    1,475,945      1,285,261       14.8%
Allowance for Loan Losses                        (15,439)       (12,446)         24.0%      (15,117)       (12,099)      24.9%
Other Assets                                     116,522        105,466          10.5%      114,371        105,829        8.1%
                                              ----------     ----------         -----    ----------     ----------      -----
  TOTAL ASSETS                                $1,609,781     $1,404,448          14.6%   $1,575,199     $1,378,991       14.2%
                                              ==========     ==========         =====    ==========     ==========      =====
LIABILITIES AND STOCKHOLDERS' EQUITY:

Savings Accounts                                 $24,668        $18,319          34.7%      $23,656        $17,456       35.5%
NOW Accounts                                     135,913        135,118           0.6%      133,486        123,015        8.5%
Money Market Accounts                            628,744        492,755          27.6%      615,903        499,381       23.3%
Certificates of Deposit                          252,471        257,114          (1.8%)     249,916        251,293       (0.5%)
                                              ----------     ----------         -----    ----------     ----------      -----
  Total Interest-Bearing Deposits              1,041,796        903,306          15.3%    1,022,961        891,145       14.8%

Federal Funds Purchased                            1,089             --         100.0%        1,782             --      100.0%
Repurchase Agreements                             48,814         48,631           0.4%       51,927         43,945       18.2%
FHLB Borrowings                                  127,043        109,011          16.5%      123,398        103,519       19.2%
                                              ----------     ----------         -----    ----------     ----------      -----
  Total Interest-Bearing Liabilities           1,218,742      1,060,948          14.9%    1,200,068      1,038,609       15.5%
Noninterest-Bearing Deposits                     221,352        183,941          20.3%      206,756        183,119       12.9%
Other Liabilities                                 20,540         22,434          (8.4%)      22,030         21,772        1.2%
                                              ----------     ----------         -----    ----------     ----------      -----
  Total  Liabilities                           1,460,634      1,267,323          15.3%    1,428,854      1,243,500       14.9%
Stockholders' Equity                             149,147        137,125           8.8%      146,345        135,491        8.0%
                                              ----------     ----------         -----    ----------     ----------      -----
  TOTAL LIABILITIES & STOCKHOLDERS' EQUITY    $1,609,781     $1,404,448          14.6%   $1,575,199     $1,378,991       14.2%
                                              ==========     ==========         =====    ==========     ==========      =====

                         BOSTON PRIVATE HOLDINGS, INC.
                            SELECTED FINANCIAL DATA
                                  (UNAUDITED)


                                                      JUNE 30,      MARCH 31,
                                                        2002          2002         % CHANGE
                                                     ----------   -----------    ------------
FINANCIAL DATA:

Total Balance Sheet Assets                           $1,699,603    $1,577,323           7.8%
Stockholders' Equity                                    153,479       144,756           6.0%
Investment Securities                                   270,355       270,177           0.1%
Commercial Loans                                        595,333       562,039           5.9%
Residential Mortgage Loans                              565,481       514,550           9.9%
Home Equity and Other Loans                              81,572        79,343           2.8%
Total Loans                                           1,242,386     1,155,932           7.5%
Allowance for Loan Losses                                15,732        15,201           3.5%
Nonperforming Loans                                         866         1,458         (40.6%)

Other Real Estate Owned                                      --            --            NA
Nonperforming Assets                                        866         1,458         (40.6%)
Deposits                                              1,326,689     1,224,060           8.4%
Borrowings                                              188,361       181,695           3.7%
Book Value Per Share                                      $6.85         $6.48           5.8%
Market Price Per Share                                   $24.74        $26.75          (7.5%)

ASSETS UNDER MANAGEMENT:

Westfield Capital Management                         $2,861,000    $2,930,000          (2.4%)
Boston Private Bank & Trust                           1,506,000     1,575,000          (4.4%)
Sand Hill Advisors - Regular Accounts                   494,000       543,000          (9.0%)
Sand Hill Advisors - Concentrated Stock Portfolios       38,000       102,000         (62.7%)
Boston Private Value Investors                          522,000       499,000           4.6%
RINET Company                                           587,000       580,000           1.2%
Borel Bank & Trust Company                              496,000       521,000          (4.8%)
   Total Assets Under Management                     $6,504,000    $6,750,000          (3.6%)

FINANCIAL RATIOS:

Stockholders' Equity/Total Assets                          9.03%         9.18%         (1.6%)
Nonperforming Loans/Total Loans                            0.07%         0.13%        (46.2%)
Allowance for Loan Losses/Total Loans                      1.27%         1.32%         (3.8%)
Nonperforming Assets/Total Assets                          0.05%         0.09%        (44.4%)

                                                                    THREE MONTHS ENDED
                                                                 JUNE 30,       MARCH 31,
                                                                   2002           2001                % CHANGE
                                                                ----------      ----------            -------
OPERATING RESULTS:

Net Interest Income                                                $15,903         $15,198                4.6%
                                                                ----------      ----------            -------
Investment Management Fees - Westfield Capital Management            4,874           4,883               (0.2%)
Investment Management Fees - Boston Private Bank & Trust             2,331           2,332               (0.0%)
Investment Management Fees - Sand Hill Advisors                      1,104           1,134               (2.6%)
Investment Management Fees - Boston Private Value Investors            950             938                1.3%
Investment Management Fees - Borel Bank & Trust Company                606             608               (0.3%)
                                                                ----------      ----------            -------
     Total Investment Management Fees                                9,865           9,895               (0.3%)
Financial Planning Fees                                              1,571           1,475                6.5%

Equity in Earnings of Partnerships                                      --             (18)            (100.0%)

Gain on Sale of Loans                                                  610             271              125.1%

Gain on Sale of Investments                                            147             415              (64.6%)

Cash Administration Fees                                               193             221              (12.7%)
Other Fees                                                             722             796               (9.3%)
                                                                ----------      ----------            -------
     Total Fees                                                     13,108          13,055                0.4%
                                                                ----------      ----------            -------
Total Revenue                                                       29,011          28,253                2.7%

Loan Loss Provision                                                    555             680              (18.4%)
Salaries and Benefits                                               12,793          12,811               (0.1%)
Occupancy and Equipment                                              2,785           2,424               14.9%
Professional Services                                                  898             823                9.1%
Marketing and Business Development                                     956             868               10.1%
Contract Services and Processing                                       400             465              (14.0%)
Amortization of Goodwill and Intangibles                                 5               5                0.0%
Other                                                                1,263           1,700              (25.7%)
                                                                ----------      ----------            -------
Operating Expense                                                   19,100          19,096                0.0%

Merger Expense                                                          --              --                0.0%
                                                                ----------      ----------            -------
Income before Taxes                                                  9,356           8,477               10.4%

Income Tax Expense                                                   3,072           2,695               14.0%
                                                                ----------      ----------            -------
Net Income                                                          $6,284          $5,782                8.7%
                                                                ----------      ----------            -------
PER SHARE DATA:

Basic Earnings Per  Share                                            $0.28           $0.26                7.7%

Diluted Earnings Per  Share                                          $0.27           $0.25                8.0%

Average Common Shares Outstanding                               22,376,940      22,307,596                0.3%
                                                                ==========      ==========            =======
Average Diluted Shares Outstanding                              23,516,722      23,332,355                0.8%
                                                                ==========      ==========            =======
OPERATING RATIOS:

Return on Average Equity                                             16.85%          16.16%               4.3%
Return on Average Assets                                              1.56%           1.50%               4.0%
Net Interest Margin                                                   4.30%           4.31%              (0.2%)
Total Fees and Other Income/Total Revenue                            45.18%          46.21%              (2.2%)
Efficiency Ratio                                                     65.84%          67.59%              (2.6%)